UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

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SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340-2348 Walsh Avenue, Suite 2344 Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 774-4211

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SMLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2023, Semler’s board of directors, or the Board, appointed Douglas Murphy-Chutorian, M.D., former chief executive officer and president and current Class III director, as interim chief executive officer and president and as Semler’s principal executive officer, effective April 27, 2023. The Board is planning to conduct a global search for a permanent chief executive officer.

Wayne T. Pan, M.D., Ph.D. will no longer serve as chief executive officer and president, and as Class I director, of Semler, as of April 27, 2023. As contemplated by Dr. Pan’s employment agreement dated March 31, 2023, he will (i) continue to receive his base salary as though he remained employed for the initial 12-month term of his employment and (ii) receive Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA, payments for the number of months he is not employed by Semler during the initial 12-month term of his employment. Receipt of these payments and benefits is conditioned on Dr. Pan signing and not revoking a separation agreement and release of claims.

Dr. Murphy-Chutorian, age 68, has served as a member of Semler’s Board since September 2012. Dr. Murphy-Chutorian previously served as Semler’s chief executive officer from October 2012 to April 2023. Dr. Murphy-Chutorian has more than 30 years of broad, diverse experience in healthcare, spanning positions including clinician, academician, inventor, entrepreneur, chief executive officer, chairman of the board, and consultant to financial firms. Prior to joining the Company, from 2005 to 2012, he was managing director of Select Healthcare Capital, LLC. Dr. Murphy-Chutorian is a named inventor on more than 30 patents and has guided more than 50 products through various regulatory approval processes. Dr. Murphy-Chutorian’s business career has included extensive involvement in all facets of the medical industry from financial, research and development, manufacturing and marketing and sales, to regulatory, reimbursement and clinical trials. Dr. Murphy-Chutorian’s breadth of healthcare experience includes all major sectors of the industry: medical devices, health services, pharmaceuticals, biotechnology and managed care. Dr. Murphy-Chutorian received his B.A. and M.D. from Columbia University. Dr. Murphy-Chutorian completed his internal medicine residency at New York University/Bellevue Medical Center and his fellowship in cardiology at Stanford University Medical Center. Dr. Murphy-Chutorian has also served as a faculty member in interventional cardiology at both Stanford and Montefiore Medical Center.

In connection with Dr. Murphy-Chutorian’s appointment as interim chief executive officer and president, Semler and Dr. Murphy-Chutorian expect to enter into a letter agreement providing for compensation and benefits consistent with his new role, which Semler will disclose once finalized, and suspend payments under his previously disclosed separation and release agreement dated April 1, 2023. As a current director on Semler’s Board, Dr. Murphy-Chutorian is party to Semler’s standard form indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

Date: April 28, 2023	By:	/s/ Douglas Murphy-Chutorian, M.D.
Name: Douglas Murphy-Chutorian, M.D.
Title: Interim Chief Executive Officer